September 19, 1997

Immediately

Media: David Fausch - (617) 421-7765
Investors: Peter McKenzie - (617) 421-7789


THE GILLETTE COMPANY
ANNOUNCES SHARE REPURCHASE PROGRAM




     Boston, MA The Gillette Company announced that its Board of Directors has authorized a share repurchase program to take place over the next two years. The Company plans to purchase up to 25 million shares over the two-year period in the open market or in privately negotiated transactions, depending on market conditions and other factors.


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